ARTICLES OF INCORPORATION
                              (PURSUANT TO NR5 78)

                                 STATE OF NEVADA

Filed in the office of

the Secretary of State of the

State of Nevada

February 19, 1997
No. G-3331597

                                 STATE OF NEVADA

                               Secretary of State

--------------------------------------------------------------------------------

NAME OF CORPORATION:  SPECTRUM VENTURES, INC.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

              NAME OF RESIDENT AGENT:  CORPORATE CREATIONS

              STREET ADDRESS: 1504 #8-RS265 MAIN STREET (PHYSICAL LOCATION ONLY NO MAIL ALLOWED) GARDNERVILLE,

              89410-5274

              MAILING ADDRESS (IF DIFFERENT):

              4521 PGA BOULEVARD SUITE 211, PALM BEACH GARDENS, FL 33410
              ------------------------------------------------------------------

3.   SHARES:  (number of shares the corporation is authorized to issue)

              NUMBER OF SHARES WITH PAR VALUE 20,000,000        PAR VALUE: $.001
Number of shares without par value:

              ---------------                ---------------          ----------

4.   GOVERNING BOARD:  SHALL BE STYLED AS (CHECK ONE):  X DIRECTORS    Trustees

              THE FIRST BOARD OF DIRECTORS SHALL CONSIST OF ONE members and names and address are as follows:

              DALE B. PINFROCK, JR. P.O. BOX 669 PALM BEACH, FL 33480
              --------------------------------       ---------------------------

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

     ---------------------------------------------------------------------------

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES X NO

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached __1___.

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be authorized).

     BRIAN R. FONS                                Subscribed and sworn to before
                                             me this 19th day of February, 1997.

     401 Ocean Drive #312  (Door Code 125)

     Miami Beach, FL  33139-6629                                   Notary Public

9.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

     I, CORPORATE CREATIONS hereby accept appointment as Resident Agent for the above named corporation.

     ASST. SECRETARY
     Signature of Resident Agent                        2/19/97             Date

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NR5 78)

                                 STATE OF NEVADA

                                 STATE OF NEVADA

                               Secretary of State

--------------------------------------------------------------------------------
SHARES: Continued

     The Corporation shall also have the authority to issue 1,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

     The  Corporation  elects not to be governed by the provisions of NRS 78.378
to  78.3793  governing  the  acquisition  of  a  controlling   interest  in  the
Corporation.

         The Corporation also adopts the following additional provisions:

DENIAL OF PREEMPTIVE RIGHTS

     No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

LIABILITY AN INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interest of this Corporation, and to procure policies of insurance at this Corporation's expense.

AMENDMENT OF BYLAWS

     Notwithstanding anything in these Articles of Incorporation, the Bylaws, or applicable state corporation law, the shareholders shall not adopt, modify, amend or repeal bylaws of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the Corporation entitled to vote thereon.

SHAREHOLDERS

         Inspection of Books. The Board of Directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         Quorum. The holders of shares entitle to one-third of the votes at a meeting of shareholders shall constitute a quorum.

         Required Vote.   Acts of  shareholders  shall  require the  approval of
holders of 50.01% of the  outstanding votes of shareholders.

CONTRACTS

     No contract or other transaction between this Corporation or any person, firm or other company shall be affected by the fact that any other officer or director of this Corporation is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or in the future obtains a direct or indirect interest in such contract.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                          Filed by: Vito A. Gambelunghe
                                    President

                             SPECTRUM VENTURES, INC.

     We, the undersigned, Vito A. Gambelunghe, President and Michelle Michalow, Assistant Secretary, of Spectrum Ventures, Inc. do hereby certify:

                   THAT THE BOARD OF DIRECTORS OF SAID CORPORATION AT A MEETING DULY CONVENED, HELD ON THE 18TH day of February, 1999 adopted a resolution to amend the original Articles of Incorporation to read as follows:

          Article 1. is amended to change the name of the corporation from SPECTRUM VENTURES, INC. to COBRA TECHNOLOGIES, INC.

          Article 2. is partially amended to change the Mailing Address of the corporation from

                          4521 PGA Boulevard Suite 211,
                           Palm Beach Gardens, FL 3341

                                       to

                             1440 Coral Ridge Drive,
                         #313, Coral Springs, FL 33071.

     No other Articles or portion of Articles of the Articles of Incorporation are amended and all of the same are hereby reaffirmed.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,100,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                          VITO A. GAMBELUNGHE, President

                       MICHELLE MICHALOW, Asst. Secretary

State of Florida         :
County of                : ss.

On February , 1999, personally appeared before me, Vito A. Gambelunghe, President of Spectrum Ventures, Inc., who acknowledged that he executed the above instrument.

                                                                   Notary Public

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            COBRA TECHNOLOGIES, INC.



     Pursuant to Chapter 78 of the Nevada Statutes, the undersigned President of COBRA TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada (the "Corporation"), does hereby certify:

     FIRST: That pursuant to Written Comments of the Board of Directors and a Majority of the Stockholders of said Corporation, dated August 3, 1999, the Board of Directors and Stockholders holding a majority in interests of the outstanding shares of the Corporation approved the amendment to the Corporation's Articles of Incorporation as follows:

     Article One of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                   ARTICLE ONE
                                      NAME

     The name of the Corporation is "CobraTec, Inc."

     The foregoing amendment was adopted by Written Consents of the Board of Directors and a Majority of the Stockholders of the Corporation dated August 3, 1999 acting by Written Consent pursuant to Sections 78.315 and 78.320 of the General Corporation of Nevada. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President and Assistant Secretary of this Corporation, has executed these Articles of Amendment as of August ___ 3 , 1999.

                                 CobraTec, Inc.


                                            By: /s/ Vito A. Gambelunghe
                                                --------------------------------
                                                  Vito A. Gambelunghe, President



                                           By: /s/ Lionel Forde
                                               ---------------------------------
                                               Lionel Forde, Assistant Secretary



STATE OF      Florida               )
         ---------------------------
                                    ) SS:
COUNTY OF  Palm Beach               )
          --------------------------


     The foregoing was acknowledged before me this 11 day of August, 1999, by Vito A. Gambelunghe and Lionel Forde.



                                                /s/ John Florentine
                                                  ------------------------------
                                                Notary Public


                                                 My Commission Expires:


                                                           John Florentine
                                                 Notary Public, State of Florida
                                                   My Comm. Expires May 19, 2000
                                                           No. CC SSS676
                                                    ----------------------------
                                                           1-800 _______

                              ARTICLE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 COBRATEC, INC.




     Pursuant to Chapter 78 of the Nevada Statutes, the undersigned President of COBRATEC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada (the "Corporation"), does hereby certify:

     FIRST: That pursuant to Written Comments of the Board of Directors and a Majority of the Stockholders of said Corporation, dated October 3, 1999, the Board of Directors and Stockholders holding a majority in interests of the outstanding shares of the Corporation approved the amendment to the Corporation's Articles of Incorporation as follows:

     Article One of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                   ARTICLE ONE
                                      NAME

     The name of the Corporation is "CeleXx Corporation"

     The foregoing amendment was adopted by Written Consents of the Board of Directors and a Majority of the Stockholders of the Corporation dated October 3, 1999 acting by Written Consent pursuant to Sections 78.315 and 78.320 of the General Corporation of Nevada. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President and Assistant Secretary of this Corporation, has executed these Articles of Amendment as of October 3, 1999.

                                 CobraTec, Inc.


                                By: /s/ Douglas H. Forde
                                    --------------------------------------------
                                        Douglas H. Forde, President



                                By: /s/ Lionel Forde
                                    --------------------------------------------
                                        Lionel Forde, Assistant Secretary



STATE OF      FLORIDA               )
         ---------------------------
                                    ) SS:
COUNTY OF  BROWARD                  )
          --------------------------


     The foregoing was acknowledged before me this 12 day of October, 1999, by Vito A. Gambelunghe and Lionel Forde.



                                                     /s/ Helen O'Rourke
                                                     ---------------------------
                                                     Notary Public


                                                     My Commission Expires:


                                                        HELEN O'ROURKE
                                                 NOTARY PUBLIC, STATE OF FLORIDA
                                                     COMMISSION # CC621414
                                                     EXPIRES FEB 13, 2001
                                                       BONDED THROUGH
                                                   ATLANTIC BONDING CO. INC.

                                                                  FILED
        DEAN HELLER                                       IN THE OFFICE OF THE
        Secretary of State                             SECRETARY OF STATE OF THE
                                              Office Use Only:   STATE OF NEVADA
        101 North Carson Street, Suite 3
        Carson City, Nevada 89701-4786                          AUG 18 2000
       (775) 684-6708                                       No.    C 3315-97
                                                                -------------
Important: Read attached instruction before completing form.   /s/ Dean Heller
             -------------------------------------------------------------
                                                 DEAN HELLER, SECRETARY OF STATE
--------------------------------------------------------------------------------
              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -


1.   Name of corporation:          CELEXX CORPORATION
                         -------------------------------------------------------

--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Art 36 amended to increase the authorized capital stock
__________________________________________________________ from 20,000,000 to
100,000,000 common stock (1) and
______________________________________________________________ from 1,000,000 to
20,000,000 preferred stock (2)
_________________________________________________________________

(1) Both classes at $.001 Par Value _______ (2) Both classes at $.001 Par Value

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:     majority          .*
                                                        ------------------------
4.   Signatures (Required):

/s/ Douglas H. Forde                              /s/ John Straatsma
------------------------------                    ------------------------------
President or Vice President        and             Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.